BlackRock Variable Series Funds, Inc.
Series Number: 10
File Number: 811-03290
CIK Number: 355916
BlackRock Money Market V.I. Fund
For the Year Ending: 6/30/2008

Pursuant to Exemptive Order Release No. IC-18748 dated June 2, 1992, the following schedule enumerates the transactions with Merrill Lynch Pierce, Fenner & Smith Incorporated, for the year ended June 30, 2008.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

05/06/2008	$1,000	Amsteradam Funding Corp.	0.064%	06/16/2008